Exhibit 10.46

MEMC ELECTRONIC MATERIALS, INC.

STOCK UNIT AWARD AGREEMENT

For Employees (Time Vesting)

                    , 20

2001 Equity Incentive Plan

THIS AGREEMENT is effective                     , 20    , between MEMC Electronic Materials, Inc. (the “Company”) and                                  (the “Participant”).

WHEREAS, the Company has adopted and maintains the MEMC Electronic Materials, Inc. 2001 Equity Incentive Plan (the “Plan”) to promote the interests of the Company and its stockholders by providing the directors, key employees and consultants of the Company and its Affiliates with an appropriate incentive to encourage them to continue in the service and employ of the Company or Affiliate and to improve the growth and profitability of the Company;

WHEREAS, the Plan provides for the grant to Participants in the Plan of Stock Unit Awards; and the Company wishes to grant Stock Unit Awards to certain employees in consideration for their Employment with the Company.

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the parties hereto hereby agree as follows:

1. Grant of Stock Unit Awards. Subject to the terms and conditions contained herein and in the Plan, the Company hereby grants to the Participant _____ Stock Unit Awards. Each Stock Unit Award represents the obligation of the Company to transfer one share of Common Stock to the Participant at the time provided in this Agreement, provided such Stock Unit Award is vested at such time.

2. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the MEMC Compensation Committee (the “Committee”), shall govern. All capitalized terms used herein shall have the meaning given to such terms in the Plan.

3. Bookkeeping Account. The Company shall record the number of Stock Unit Awards granted hereunder to a bookkeeping account for the Participant (the “Stock Unit Account”). The Participant’s Stock Unit Account shall be debited by the number of Stock Unit Awards, if any, forfeited in accordance with this Agreement and by the number of shares of Common Stock transferred to the Participant with respect to such Stock Unit Awards. The Participant’s Stock Unit Account also shall be adjusted from time to time for stock dividends, stock splits and other such transactions in accordance with the Plan.

4. Terms and Conditions of Stock Unit Awards. The Stock Unit Awards evidenced hereby are subject to the following terms and conditions:

(a)	Vesting. percent ( %) of the Stock Unit Awards granted to the Participant hereby shall become vested as of [date], and the remaining percent ( %) of the Stock Unit Awards granted to the Participant hereby shall become vested as of [date], [date] and [date].

All of the Stock Unit Awards granted to the Participant hereby shall become vested upon the death or Disability of the Participant.

Notwithstanding the foregoing, unless the Committee otherwise determines at a later date, if within the two year period following a Change in Control the Participant’s Employment is terminated by the Company without Cause or by the Participant for Good Reason, all of the Stock Unit Awards granted to the Participant hereby shall become vested as of the effective date of the termination of the Participant’s Employment with the Company. Notwithstanding the definition of “Good Reason” included in the Plan, for the purposes of this Agreement, clause (ii) of the definition of “Good Reason” shall mean “(ii) a material diminution in a Participant’s base salary.”

(b)	Forfeiture Upon Termination of Service. Except as otherwise provided in Section 4(a) above, upon cessation of the Participant’s Employment with the Company for any reason before [date], the number of shares of Stock Unit Awards subject to this Agreement that have not become vested shall be forfeited, except as the Committee may otherwise determine in its sole discretion.

5. Satisfaction of Tax Withholding and Distribution of Common Stock. On each of the vesting dates, the Participant shall remit to the Company in cash an amount sufficient to satisfy the federal, state and local withholding tax requirements attributable to such vesting. Subject to the provisions below, as soon as practical after each vesting date, the Company shall transfer shares of Common Stock to the Participant equal in number to the Stock Unit Awards credited to the Participant’s Stock Unit Account that have vested and were not previously transferred to Participant; provided, however, that if the Participant has not remitted to the Company on the vesting date an amount in cash sufficient to satisfy the withholding requirements, then the Company shall transfer to the Participant shares of Common Stock equal in number to the vested portion of the Stock Unit Award, less that number of shares of Common Stock having a Fair Market Value on the vesting date sufficient to satisfy the withholding requirements attributable to such vesting. Such transfer shall be made within 30 days following each vesting date.

6. Source of Payment. Shares of Common Stock transferable to the Participant, or upon death to his or her beneficiary, under this Agreement shall be authorized but unissued shares. The Company shall have no duties to segregate or set aside any assets to secure the Participant’s right to receive shares of Common Stock under this Agreement. The Participant shall not have any rights with respect to transfer of shares of Common Stock under this Agreement other than the unsecured right to receive shares of Common Stock from the Company.

7. Units Non-Transferable. Stock Unit Awards awarded hereunder shall not be transferable by the Participant. Except as may be required by the federal income tax withholding provisions of the Code or by the tax laws of any State, the interests of the Participant and his or her beneficiaries under this Agreement are not subject to the claims of their creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered. Any attempt by the Participant or a beneficiary to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void.

8. Shareholder Rights. The Participant shall not have any of the rights of a shareholder of the Company with respect to Stock Unit Awards, such as the right to vote.

9. Death Benefits. In the event of the death of the Participant, the Company shall transfer shares of Common Stock equal in number to the vested Stock Unit Awards, if any, credited to the Participant’s Stock Unit Account to the Participant’s legal representative or beneficiaries. Such transfer shall be made within 30 days following death.

The Participant may designate a beneficiary or beneficiaries (contingently, consecutively, or successively) of such death benefit and, from time to time, may change his or her designated beneficiary. A beneficiary may be a trust. A beneficiary designation shall be made in writing in a form prescribed by the Company and delivered to the Company while the Participant is alive. If there is no designated beneficiary surviving at the death of the Participant, payment of any death benefit of the Participant shall be made to the surviving spouse of the Participant, if any, and if no such surviving spouse to the estate of the Participant.

10. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

12. Amendment. This Agreement may be amended by mutual consent of the parties hereto by written agreement.

13. Participant Acknowledgment. By accepting this grant, the Participant acknowledges receipt of a copy of the Plan, and acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Stock Unit Awards granted hereunder shall be final and conclusive.

MEMC Electronic Materials, Inc.

By: